Exhibit 32.1

Certification Pursuant to 18 U.S.C. 1350,
 as Adopted Pursuant Section 906 of the
Sarbanes-Oxley Act of 2002

I, David H. Bateman, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Form 10-Q of Evans & Sutherland Computer Corporation for the quarter ended June 29, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Evans & Sutherland Computer Corporation.

August 2, 2007	By:	/s/ David H. Bateman
David H. Bateman
Chief Executive Officer

I, Paul L. Dailey, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Form 10-Q of Evans & Sutherland Computer Corporation for the quarter ended June 29, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Evans & Sutherland Computer Corporation.

August 2, 2007	By:	/s/ Paul L. Dailey
Paul L. Dailey
Chief Financial Officer

The foregoing certifications are being furnished solely to accompany the Report pursuant to 18 U.S.C. §1350, and are not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not to be incorporated by reference into any filing of Evans & Sutherland Computer Corporation whether made before or after the date hereof, regardless of any general incorporation language in such filing.